Exhibit 99.1

Press Release

For more information contact:

Media Relations:	Investor Relations:
Judy DeRango Wicks	Peter Holbrook
Vice President Communications	Vice President Investor Relations
Fiserv, Inc.	Fiserv, Inc.
678-375-1595	262-879-5055
judy.wicks@fiserv.com	peter.holbrook@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2011 Results

3 percent adjusted internal revenue growth,

Payments segment growth of 5 percent;

Adjusted earnings per share increases 7 percent to $1.02;

Company affirms 2011 revenue and earnings guidance

Brookfield, Wis., April 27, 2011 – Fiserv, Inc. (NASDAQ: FISV), the leading global provider of financial services technology solutions, today reported financial results for the first quarter of 2011.

GAAP revenue in the first quarter of 2011 was $1.05 billion compared with $1.01 billion in the first quarter of 2010. Adjusted revenue increased 3 percent to $982 million in the first quarter compared with $954 million in 2010.

GAAP earnings per share from continuing operations for the first quarter of 2011 was $0.77, which includes severance expenses of $0.08 per share, compared with $0.80 in 2010. Adjusted earnings per share from continuing operations in the first quarter of 2011 increased 7 percent to $1.02 compared with $0.95 in 2010.

“Our first quarter revenue growth is kicking off a good start to the year led by strong performance in our Payments segment,” said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. “We are enhancing our sustainable revenue growth profile through a strong business model, market leading technologies and solid sales execution.”

Press Release

First Quarter 2011

•	Adjusted internal revenue growth was 3 percent in the quarter, including 5 percent growth in the Payments segment and 2 percent growth in the Financial segment.

•	Adjusted operating margin decreased 60 basis points to 28.3 percent in the quarter compared with the prior year period.

•	Free cash flow increased 8 percent to $244 million in the quarter compared with $225 million in the first quarter of 2010.

•

The company repurchased 4.3 million shares of common stock in the quarter for $261 million. As of March 31, 2011, the company had approximately 1.8 million shares remaining under its share repurchase authorization.

•	Fiserv completed three acquisitions in the quarter:

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Credit Union On-Line, Inc. (CUOL), a provider of outsourced processing solutions for credit unions, will provide the company’s clients with an outsourced delivery option for the XP2® account processing solution from Fiserv. The acquisition also enables existing CUOL clients to receive direct support and access to a comprehensive portfolio of value-added solutions from Fiserv.

•

Maverick Network Solutions Inc., a provider of prepaid and reward incentive card programs, will expand the company’s payments solutions portfolio and fulfill the increasing demand from large financial institutions and corporations for prepaid processing, turn-key program management and general purpose reloadable and payroll cards.

•

Mobile Commerce Ltd. (M-Com), an international mobile banking and payments provider and a strategic partner of Fiserv in the creation of Mobile Money™, will accelerate the delivery of the company’s innovative mobile capabilities which are key elements of the company’s digital channels strategy.

•	The company expanded its payments footprint in the quarter by signing 100 electronic bill payment clients and 53 debit clients.

•

During the quarter, 123 clients committed to offer ZashPay®, the person-to-person payments service launched by Fiserv in mid-2010. As of March 31, 2011, more than 730 financial institutions have agreed to offer the service.

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Fiserv teamed with Visa to enable users of ZashPay to send money to, and receive money from, eligible Visa accounts. This agreement significantly expands the ZashPay network, with the potential to reach more than 1 billion Visa account holders worldwide and to increase the speed of person-to-person payments.

•	The company was named “Best Electronic Commerce Provider” by Global Finance magazine in the “mobile banking” category.

•	A number of new and expanded client relationships were signed in the quarter including:

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Bridgewater Bank, a $350 million institution located in Bloomington, Minn., selected the Premier® account processing platform with consumer and business online banking, telephone banking, CheckFree® RXP® for bill payment, Branch and Merchant Source CaptureTM and solutions for card services including debit processing and the ACCEL/Exchange® PIN debit network. This integrated banking solution from Fiserv also includes solutions for item processing and electronic content management.

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•

Columbia State Bank, with $4.9 billion in assets and more than 80 banking offices in Washington and Oregon, expanded its relationship with Fiserv by agreeing to deploy the InformEnt® Enterprise Data Warehouse from Fiserv. Columbia State Bank already uses the Precision™ bank platform for outsourced account processing, CheckFree RXP, the ACCEL/Exchange PIN debit network, AML Manager, Internet Banking, Integrated Teller, Director™, Business Process Manager and EasyLender®.

•

Connects Federal Credit Union of Richmond, Va. signed an agreement to implement Portico® from Fiserv. Connects FCU, which has $75.8 million in assets and serves 15,000 members, also chose Fiserv solutions AccountCreateSM for online account opening, CheckFree RXP, Loancierge™ for loan origination, Virtual Branch® for online banking, Wisdom™ for accounting and ZashPay. Connects FCU is the 18th credit union to select Portico for account processing in the last 12 months.

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First Commonwealth Financial Corporation, a $5.8 billion financial holding company headquartered in Indiana, Pa. that operates more than 100 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, has selected Corillian Online® to enable the delivery of integrated banking, payments and personal financial management tools to its retail banking customers. The bank also selected Mobile Money from Fiserv for mobile financial services.

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Foster Bank of Rolling Meadows, Ill., with more than $500 million in assets, selected the Premier account processing platform with consumer and business online banking, Checkfree RXP, WireXchange® for automated wire transfers and the ACCEL/Exchange PIN debit network from Fiserv.

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Georgia’s Own Credit Union of Atlanta, the third-largest credit union in Georgia with $1.6 billion in assets, agreed to implement Acumen™ from Fiserv. Georgia’s Own, which serves nearly 170,000 members, will implement additional Fiserv solutions including Corillian Online for online banking, CheckFree RXP, Mobile Money, ZashPay and modules from the Prologue™ Financial Accounting Solutions suite from Fiserv.

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Grupo Aval, the largest financial group in Colombia, signed a master agreement for all of its banking and ATM units with Fiserv for a suite of Cash & Logistics ASP modules including Integrated Currency Manager™, Match Point®, Performance View™ and CorPoint™. The first two Grupo Aval affiliates to acquire the solution are ATH, the largest ATM and non-banking correspondents network in Colombia with more than 5,500 access points, and BAC, the second largest bank in Central America with $8.4 billion in assets and operations in Costa Rica, Panama, Honduras, El Salvador, Nicaragua, Guatemala, Mexico and the United States.

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Hudson Valley Bank, headquartered in Yonkers, N.Y. with more than $2.6 billion in assets, selected the Signature™ bank platform from Fiserv. Focused on the financial needs of local businesses and professional services firms, Hudson Valley Bank has experienced significant growth over the past few years and sought a technology upgrade to help increase overall efficiency, develop sustainable process improvements and manage growth. The bank will also implement additional Fiserv solutions integrated into the account processing platform.

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Laclede Gas, the largest natural gas distribution utility in Missouri, selected an on-demand biller solution from Fiserv to enable its nearly 630,000 customers to pay their bills online or by phone through an automated system that is available at any time. The company also renewed its agreement for print services through Output Solutions at Fiserv.

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Rabobank, N.A., the North American arm of Netherlands-based Rabobank Group, expanded its relationship with Fiserv with its selection of ZashPay to enable person-to-person payments for U.S. retail banking clients. The bank — an existing online banking, bill payment and mobile banking client — joins a growing network of financial institutions offering the service.

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U.S. Bancorp, the parent company of U.S. Bank, the fifth largest commercial bank in the United States, expanded its existing relationship with Fiserv. The bank has selected Mobile Money from Fiserv as its enterprise mobile financial services platform.

Outlook for 2011

Fiserv continues to expect 2011 adjusted internal revenue growth to be in a range of 2 to 4 percent. The company also expects 2011 adjusted earnings per share to be in a range of $4.42 to $4.54, which represents growth of 9 to 12 percent compared with $4.05 in 2010.

“Given our results in the quarter and visibility into the remainder of the year, we are on-track to achieve our 2011 guidance,” said Yabuki.

Earnings Conference Call

The company will discuss its first quarter 2011 results on a conference call and webcast at 4 p.m. CDT on Wednesday, April 27, 2011. To register for the event, go to www.fiserv.com and click on the Q1 Earnings Webcast icon. Supplemental materials will be available in the “Investor Relations” section of the website.

About Fiserv

Fiserv, Inc. (NASDAQ: FISV) is the leading global provider of information management and electronic commerce systems for the financial services industry, driving innovation that transforms experiences for financial institutions and their customers. Fiserv is ranked No. 1 on the FinTech 100 survey of top technology partners to the financial services industry. For more information, visit www.fiserv.com.

Press Release

Use of Non-GAAP Financial Measures

We supplement our reporting of revenue, operating income, income from continuing operations and earnings per share information determined in accordance with GAAP by using “adjusted revenue,” “adjusted operating income,” “adjusted income from continuing operations,” “adjusted earnings per share,” “adjusted operating margin,” “free cash flow” and “adjusted internal revenue growth” in this earnings release. Management believes that adjustments for certain non-cash or other expenses and the exclusion of certain pass-through revenue and expenses enhance our shareholders’ ability to evaluate our performance because such items do not reflect how we manage our operations. Therefore, we exclude these items from GAAP revenue, operating income, income from continuing operations and earnings per share to calculate these non-GAAP measures.

Examples of non-cash or other items may include, but are not limited to, non-cash intangible asset amortization expense associated with acquisitions, severance costs, merger costs, and certain integration expenses related to acquisitions and the achievement of the company’s operational effectiveness objectives. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use this information to allocate resources to our various businesses.

Free cash flow and adjusted internal revenue growth are non-GAAP financial measures and are described on page 12. We believe free cash flow is useful to measure the funds generated in a given period that are available for strategic capital decisions. We believe adjusted internal revenue growth is useful because it presents revenue growth excluding acquired revenue and postage reimbursements in our Output Solutions business. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures should be considered in addition to, and not as a substitute for, revenue, operating income, income from continuing operations and earnings per share or any other amount determined in accordance with GAAP. These non-GAAP measures reflect management’s judgment of particular items and may not be comparable to similarly titled measures reported by other companies.

Press Release

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated adjusted earnings per share and adjusted internal revenue growth. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should” or words of similar meaning. Statements that describe the company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: the impact on the company’s business of the current state of the economy, including the risk of reduction in revenue resulting from decreased spending on the products and services that the company offers or from the elimination of existing or potential clients due to consolidation or financial failures in the financial services industry; legislative and regulatory actions in the United States, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, and internationally; changes in client demand for the company’s products or services; pricing or other actions by competitors; the impact of the company’s strategic initiatives; the company’s ability to comply with government regulations, including privacy regulations; and other factors included in the company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2010 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements, and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Income

(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue
Processing and services	$862	$831
Product	186	177

Total revenue	1,048	1,008

Expenses
Cost of processing and services	474	462
Cost of product	150	136
Selling, general and administrative (1)	203	172

Total expenses	827	770

Operating income	221	238
Interest expense - net	(45)	(45)

Income from continuing operations before income taxes and income from investment in unconsolidated affiliate	176	193
Income tax provision	(64)	(73)
Income from investment in unconsolidated affiliate	2	3

Income from continuing operations	114	123
Loss from discontinued operations	(2)	(2)

Net income	$112	$121

GAAP earnings (loss) per share - diluted:
Continuing operations	$0.77	$0.80
Discontinued operations	(0.01)	(0.01)

Total	$0.76	$0.79

Diluted shares used in computing earnings (loss) per share	147.7	153.7

(1)	Selling, general and administrative expenses include an $18 million pre-tax charge ($0.08 per share) in the first quarter of 2011 for employee severance and related expenses.

Press Release

Fiserv, Inc.

Reconciliation of GAAP to Adjusted Income and

Earnings Per Share from Continuing Operations

(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2011	2010

GAAP income from continuing operations	$114	$123
Adjustments:
Merger and integration costs	2	—
Severance costs (1)	18	—
Amortization of acquisition-related intangible assets	38	37
Tax impact of adjustments	(21)	(14)

Adjusted income from continuing operations	$151	$146

GAAP earnings per share - continuing operations	$0.77	$0.80
Adjustments - net of income taxes:
Merger and integration costs	0.01	—
Severance costs (1)	0.08	—
Amortization of acquisition-related intangible assets	0.16	0.15

Adjusted earnings per share	$1.02	$0.95

(1)	See footnote 1 on page 7.

See page 5 for disclosures related to the use of non-GAAP financial information.

Press Release

Fiserv, Inc.

Financial Results by Segment

(In millions, unaudited)

	Three Months Ended March 31,
	2011	2010

Total Company
Revenue	$1,048	$1,008
Output Solutions postage reimbursements	(66)	(54)

Adjusted revenue	$982	$954

Operating income	$221	$238
Merger and integration costs	2	—
Severance costs	18	—
Amortization of acquisition-related intangible assets	38	37

Adjusted operating income	$279	$275

Operating margin	21.1%	23.7%
Adjusted operating margin	28.3%	28.9%

Payments and Industry Products (“Payments”)
Revenue	$580	$540
Output Solutions postage reimbursements	(66)	(54)

Adjusted revenue	$514	$486

Operating income	$156	$148

Operating margin	26.8%	27.5%
Adjusted operating margin	30.3%	30.5%

Financial Institution Services (“Financial”)
Revenue	$480	$472

Operating income	$139	$136

Operating margin	28.9%	28.8%

Corporate and Other
Revenue	$(12)	$(4)

Operating loss	$(74)	$(46)
Merger and integration costs	2	—
Severance costs	18	—
Amortization of acquisition-related intangible assets	38	37

Adjusted operating loss	$(16)	$(9)

See page 5 for disclosures related to the use of non-GAAP financial information. Operating margin percentages are calculated using actual, unrounded amounts.

Press Release

Fiserv, Inc.

Condensed Consolidated Statements of Cash Flows - Continuing Operations

(In millions, unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities
Net income	$112	$121
Adjustment for discontinued operations	2	2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	47	47
Amortization of acquisition-related intangible assets	38	37
Share-based compensation	12	10
Deferred income taxes	4	5
Other non-cash items	(9)	(10)
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	48	39
Prepaid expenses and other assets	(24)	(12)
Accounts payable and other liabilities	57	11
Deferred revenue	(4)	10

Net cash provided by operating activities	283	260

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(56)	(42)
Payments for acquisitions of businesses, net of cash acquired	(49)	—
Other investing activities	(6)	7

Net cash used in investing activities	(111)	(35)

Cash flows from financing activities
Repayments of long-term debt	(1)	(126)
Issuance of common stock and treasury stock	32	21
Purchases of treasury stock	(252)	(71)
Other financing activities	3	5

Net cash used in financing activities	(218)	(171)

Change in cash and cash equivalents	(46)	54
Net cash transactions from discontinued operations	—	(1)
Beginning balance	563	363

Ending balance	$517	$416

Press Release

Fiserv, Inc.

Condensed Consolidated Balance Sheets

(In millions, unaudited)

	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$517	$563
Trade accounts receivable – net	528	572
Deferred income taxes	40	37
Prepaid expenses and other current assets	261	245

Total current assets	1,346	1,417

Property and equipment – net	276	267
Intangible assets – net	1,895	1,879
Goodwill	4,388	4,377
Other long-term assets	352	341

Total assets	$8,257	$8,281

Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$594	$537
Current maturities of long-term debt	3	3
Deferred revenue	349	351

Total current liabilities	946	891

Long-term debt	3,352	3,353
Deferred income taxes	648	627
Other long-term liabilities	173	181

Total liabilities	5,119	5,052
Shareholders’ equity	3,138	3,229

Total liabilities and shareholders’ equity	$8,257	$8,281

Press Release

Fiserv, Inc.

Selected Financial Measures

Free Cash Flow (1) (In millions, unaudited)	Three Months Ended March 31,
	2011	2010
Net cash provided by operating activities	$283	$260
Capital expenditures	(56)	(42)
Other adjustments	17	7

Free cash flow	$244	$225

(1)

Free cash flow is calculated as net cash provided by operating activities less capital expenditures and excludes the net change in settlement assets and obligations and tax-effected severance, merger and integration payments.

Adjusted Internal Revenue Growth (1)	Three Months Ended March 31, 2011
Payments Segment	5%
Financial Segment	2%

Total Company	3%

(1)

Adjusted internal revenue growth is measured as the increase or decrease in adjusted revenue (see page 9), excluding acquired revenue, for the current period divided by adjusted revenue from the prior year period. Acquired revenue in the Payments segment, and for the total company, was $2 million in the first quarter of 2011.

See page 5 for disclosures related to the use of non-GAAP financial information.

FISV-E

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